GHSD, LLC
CareMinders HomeCare
Of San Diego

Partnership Agreement and Promissory Note with Conversion Option; and Amendment to GHSD, LLC Operating Agreement

This Amendment to the Operating Agreement dated January 18, 2012, is effective March 26, 2012 by and between GHSD, LLC, a California Limited Liability Company dba CareMinders HomeCare ("GHSD"), and Xtreme Care Ambulance, a California Limited Liability Company ("XTREME"), and together the "PARTIES"

Whereas, GHSD is raising capital to open and operate a CareMinders HomeCare Franchise in San Diego County exclusively, in the sum of $750,000, and;

Whereas, GHSD desires a working Partnerships with XTREME for strategic relationships, partnerships, and investment in GHSD, and;

Whereas, XTREME is willing, and able to offer capital support to GHSD for the launch of the Franchises, and the PARTIES together assist in the growth of one another's businesses;

The PARTIES agree as follows:

THE NOTE:

- Jeffrey Willmann is the "Sole" owner and Member of GHSD on record.

- Capital formation for all monies contributed to GHSD shall be in the form of a loan and promissory note.

- On or before April 4, 2012, XTREME shall deliver to GHSD, funds in the amount of $50,000 for purposes of launching exclusive CareMinders Franchises in San Diego County Territory. Funds shall be delivered by wire to:

    - GHSD, LLC dba CareMinders Home Care
    - Wells Fargo Bank, ABA Routing # 122000247
    - Bank Account #23492-57531

- Further, XTREME shall deliver the sum of $25,000 monthly each 30 days after the initial draw each of the following 8 months thereafter, totaling $200,000. That combined with the initial for a total of $250,000 to GHSD. (Draw Down Schedule Attached)

- GHSD shall only be required to utilize capital funds under this note as necessary for the advancement of the CareMinders operation and based upon monthly cash position and operational needs. Equity / Loan conversion based upon total funds utilized.

GHSD, LLC
CareMinders HomeCare
Of San Diego

Page 2: Partnership Agreement and Promissory Note

- The interest rate on this Note is set at the greater of; 8% APR on the outstanding balance, or the equivalent pro-rata share of profits if converted (i.e. $250,000 = 25%, based upon funds utilized) Interest will be paid annually for Year 1, and quarterly beginning year 2; within 30 days of the close of each respective period.

- Any balance carried on this Note is convertible in full to the pro-rata share based on the formula above at any time during the first 60 months; automatically renewing for one year terms thereafter unless amended in writing by both parties.

- Upon conversion of this Note in its entirety, all obligations set forth in this Note are thereby terminated.

- XTREME is provided 1 (one) board seat on the GHSD Board of Directors upon receipt of $100,000, which will meet monthly year one, and at least quarterly thereafter.

STRATEGIC PARTNERSHIPS

- XTREME and GHSD shall work closely together as partner companies to assist in each other's respective growth and development in the territory.

- The PARTIES shall use one another as sole "preferred providers" in each other's respective referral networks, with the only exception patient choice per Medicare and Legal Guidelines stipulate.

- Term of this Amendment is 60 months and automatically renews annually thereafter unless amended by both Parties in writing. This note is only transferrable, assignable, or amendable with the express written agreement of both Parties.

- XTREME shall have access to any financial records of GHSD upon request.

By signature below the PARTIES agree to the aforementioned terms of this Promissory Note:

Jeffrey S. Willmann, President
GHSD, LLC dba CareMinders HomeCare

Souheil Jawad, President & CEO
Xtreme Care Ambulance, LLC

GHSD, LLC
CareMinders HomeCare
Of San Diego

XTREME DRAW DOWN SCHEDULE

Amount	Date	Status	Conversion
$50,000	Apr 4, 2012	Scheduled	5.0%
$25,000	May 4, 2012	Scheduled	2.5%
$25,000	Jun 4, 2012	Scheduled	2.5%
$25,000	Jul 4, 2012	Scheduled	2.5%
$25,000	Aug 4, 2012	Scheduled	2.5%
$25,000	Sep 4, 2012	Scheduled*	2.5%
$25,000	Oct 4, 2012	Scheduled*	2.5%
$25,000	Nov 4, 2012	Scheduled*	2.5%
$25,000	Dec 4, 2012	Scheduled*	2.5%
$250,000	**TOTAL**	**Compete**	**25.0%**

- If necessary for GHSD Operations

Terms for additional investment of $150,000 by Rich Fuller:

Jeffrey Willmann

1) Paid as salesman going forward, spends time marketing

2) Removed from Banking and replaced with Rich and Holly

3) Participates in share distribution

Souheil Jawad:

1) Investment of $145,000 locked at 11.5% which is 8% per $100,000

2) No further investment allowed

Sadi & Suna:

1) Any obligation for employment will be at the sole discretion and unilateral authority of GHSD, LLC
2) UNITS 6, 7, 8 SHALL COMPRISE THEIR/ ~~[illegible]~~ GHSD'S TERRITORIES.

Golden Healthcare:

1) Remove $2,500 per month management fee from contract. GHSD, LLC will pay for services as needed.
2) Remove $55,000 LOC and lower amount paid to date for territory acquisition by the same amount, ie: $385,000 TO $330,000.-
3) Participate in share distribution

We agree to all of the above as well as giving Rich Fuller 26% ownership for an additional loan of $150,000. The additional ownership will come from remaining ownership and ownership relinquished by Jeffrey Willman in the amount of ____ and Golden Healthcare in the amount of ____.

Jeffrey Willmann	Golden Healthcare by Kirk Wright
Souheil Jawad	Richard Fuller

Parties have buyback right on 26% above @ 20% Annual interest for a period of 3 years; individually or collectively.
Board of Directors membership and schedule to remain intact.
Exclusive Nature of Territory deal is no longer in effect and shall be pro-rated according to Amount Paid and Territories in San Diego and Imperial Counties